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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                     CHAMPION INTERNATIONAL CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         NEW YORK                                    13-1427390
(STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                             ONE CHAMPION PLAZA
                        STAMFORD, CONNECTICUT 06921
                               (203) 358-7000
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                 REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           1999 STOCK OPTION PLAN


                           LAWRENCE A. FOX, ESQ.
                        VICE PRESIDENT AND SECRETARY
                     CHAMPION INTERNATIONAL CORPORATION
                             ONE CHAMPION PLAZA
                        STAMFORD, CONNECTICUT 06921
                               (203) 358-7000
         (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of the Registration
Statement.


                                 CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED               PROPOSED
                                 AMOUNT                 MAXIMUM                 MAXIMUM               AMOUNT OF
  TITLE OF SECURITIES             TO BE              OFFERING PRICE            AGGREGATE            REGISTRATION
    TO BE REGISTERED        REGISTERED(1)(3)          PER SHARE(2)         OFFERING PRICE(2)            FEE(2)
------------------------------------------------------------------------------------------------------------------
     COMMON STOCK,
     $.50 PAR VALUE         7,000,000 SHARES          $56.3125                $394,187,500           $109,584.13
------------------------------------------------------------------------------------------------------------------

         (1) PLUS SUCH INDETERMINATE NUMBER OF ADDITIONAL SHARES AS MAY BECOME ISSUABLE BY OPERATION OF ANY ADJUSTMENTS TO THE COMMON STOCK.

         (2) AMOUNTS IN THESE COLUMNS HAVE BEEN ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE. THE REGISTRATION FEE HAS BEEN CALCULATED PURSUANT TO RULE 457(C) AND (H) ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES OF THE REGISTRANT'S COMMON STOCK AS REPORTED IN THE CONSOLIDATED REPORTING SYSTEM ON SEPTEMBER 9, 1999, A DATE WITHIN FIVE BUSINESS DAYS PRIOR TO THE DATE OF FILING OF THIS REGISTRATION STATEMENT.

         (3) THE SHARES OFFERED UNDER THE 1999 STOCK OPTION PLAN ALSO INCLUDE 226,370 SHARES THAT WERE PREVIOUSLY REGISTERED ON THE REGISTRATION STATEMENT ON FORM S-8 OF THE REGISTRANT (REGISTRATION NO. 33-63126) AND IN RESPECT OF WHICH A FILING FEE OF $2,321.18 WAS PAID TO REGISTER SUCH SHARES.




                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          The information called for in Part I of Form S-8 will be distributed to participants in the 1999 Stock Option Plan.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the Registrant under the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (b) Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999.

         (c) Description of the Registrant's Common Stock, contained in any registration statement filed by the Registrant under the 1934 Act, including all amendments or reports filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement as modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The validity of the shares of Common Stock being offered hereby has been passed upon by Lawrence A. Fox, Esq., Vice President and Secretary of the Registrant. As of August 31, 1999, Mr. Fox was the beneficial owner of 5,076 shares of Common Stock and held options to purchase 9,550 shares of Common Stock.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 721-725 of the New York Business Corporation Law (the "BCL") contain detailed provisions regarding indemnification of directors and officers of New York corporations against expenses, judgments, fines and amounts paid in settlement in connection with litigation. Article F of the Restated Certificate of Incorporation, as amended, of the Registrant requires the Registrant to indemnify its directors and officers to the fullest extent permitted by New York law, as such law may be amended from time to time. Article F also allows the Registrant, if and when deemed appropriate, to provide indemnification or reimbursement or advancement of expenses beyond the indemnification specifically allowed by the BCL to the extent permitted by law. In addition, the Registrant has purchased insurance policies that provide coverage for its directors and officers in certain situations.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.       EXHIBITS

          For a listing of Exhibits to this Registration Statement, see the
Exhibit Index on page 7 which is incorporated by reference herein.

ITEM 9.       UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
                  Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

       THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF STAMFORD AND STATE OF CONNECTICUT, ON SEPTEMBER 16, 1999.


                                    CHAMPION INTERNATIONAL CORPORATION
                                             (Registrant)


                                    By /s/ LAWRENCE A. FOX
                                       ---------------------------------
                                         (LAWRENCE A. FOX)
                                         VICE PRESIDENT AND SECRETARY


       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

   SIGNATURE                        TITLE                        DATE

                                 Chairman of the Board,
                                 Chief Executive Officer
                                 and Director (Principal
 RICHARD E. OLSON*               Executive Officer)        September 16, 1999
----------------------
 (RICHARD E. OLSON)


                                 Vice Chairman and
                                 Executive Officer and
 KENWOOD C. NICHOLS*             Director (Principal
-----------------------          Accounting Officer)       September 16, 1999
(KENWOOD C. NICHOLS)


                                 Vice President-Finance
                                 and Treasurer (Principal
 THOMAS L. HART*                 Financial Officer)        September 16, 1999
---------------------
 (THOMAS L. HART)


 LAWRENCE A. BOSSIDY*            Director                  September 16, 1999
----------------------
(LAWRENCE A. BOSSIDY)


 ROBERT A. CHARPIE*              Director                  September 16, 1999
----------------------
(ROBERT A. CHARPIE)


 H. CORBIN DAY*                  Director                  September 16, 1999
----------------------
(H. CORBIN DAY)


 ALICE F. EMERSON*               Director                  September 16, 1999
----------------------
 (ALICE F. EMERSON)


 ALLAN E. GOTLIEB*               Director                  September 16, 1999
----------------------
 (ALLAN E. GOTLIEB)


HENRIQUE de CAMPOS MEIRELLES*    Director                  September 16, 1999
-----------------------------
(HENRIQUE DE CAMPOS MEIRELLES)


                                 Director
------------------------------
(WALTER V. SHIPLEY)


RICHARD E. WALTON*               Director                  September 16, 1999
------------------------------
(RICHARD E. WALTON)


*By  /s/ LAWRENCE A. FOX
    ---------------------------
       (LAWRENCE A. FOX)



        A MANUALLY SIGNED POWER OF ATTORNEY AUTHORIZING STEPHEN B. BROWN, LAWRENCE A. FOX AND RICHARD E. OLSON AND EACH OF THEM TO SIGN THIS REGISTRATION STATEMENT ON FORM S-8 AND ALL AMENDMENTS HERETO AS ATTORNEYS FOR DIRECTORS AND CERTAIN OFFICERS OF THE REGISTRANT IS BEING FILED CONCURRENTLY WITH THE SECURITIES AND EXCHANGE COMMISSION AS EXHIBIT 24 HERETO.



                               EXHIBIT INDEX

                  Each Exhibit is listed according to the number assigned to it in the Exhibit Table of Item 601 of Regulation S-K.


     EXHIBIT NUMBER                 DESCRIPTION
     --------------                 ------------
          4                  1999 Stock Option Plan.*
          5                  Opinion of counsel, including consent.
         23.1                Consent of Independent Public Accountants.
         23.2                Consent of counsel (included in Exhibit 5).
         24                  Power of Attorney.

       *Filed by incorporation by reference to Exhibit A of the Registrant's Proxy Statement for the 1999 Annual Meeting of Shareholders.